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                                   EXHIBIT 16

                   [LETTERHEAD OF PRICEWATERHOUSECOOPERS LLP]

August 3, 1998

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Ladies and Gentlemen

                   American Management Systems, Incorporated

We have read Item 4 of American Management Systems, Incorporated's Form 8-K dated August 3, 1998 and are in agreement with the statements contained therein.

Yours very truly,

/s/ PricewaterhouseCoopers LLP